Maximum Amount Loan Agreement

Bank of Ningbo

Maximum Amount Loan Agreement

No. 07001EK 20120018

Lender: Bank of Ningbo, Shanghai Branch

Borrower: Shanghai Hailu Kunlun Hi-tech Engineering Co.,Ltd

Whereas the Lender will enter into loan business with the Borrower during the period which set in term 1.2 of this agreement and in order to ensure the security of Lender’s creditor's rights, definite two parities’ rights and obligations, the Lender and the Borrower enter into this Agreement in relation to the provision of relevant loan by the Lender to the Borrower.

Maximum Amount and Period

1.1	The max loan amount is decided by the Lender which will be provided to borrower and allow the Borrower to turnover. The max loan amount in this agreement only effective under this agreement. The same borrower can make several <Maximum Amount Loan Agreement> with lender and meanwhile hold the several maximum amounts, each of the maximum amount loan agreement is separate from the other. The same borrower can also enter into the <Maximum Amount Loan Agreement > and other credit business agreement with the lender, each is separate from each other, except the special engagement made by both parities.
1.2	The Lender agrees to provide the max amount of RMB 4.5 million loan to the Borrower in the period of from 2012/01/09 to 2015/01/08, and based on the status of applicant’s credit, the cash flow, guarantees, the Lender has the right to provide the loan in once or several times. The drawdown for the loan during the period of above will not need to set another new contract, but the maturity date of these drawdown can not exceed 2015/01/08. Please note that this term have no effect on the Lender’s rights under term 3.3 of this Agreement.
1.3	Both parties agree that although the max amount is used to provide loan to the Borrower, with the approval of the Lender, the Borrower can take the max amount to do other credit business, including but not limited to Bank acceptance, Bank Guarantee, L&C and so on. The detail rights and obligation will be clarified in the other business agreement signed by both parties, including but not limited to <Bank acceptance agreement ><Bank guarantee contract><L&C Agreement> <Import Financing contract> and so on.
1.4	Both parties agree that the Lender has the rights to adjust the max amount under this loan agreement according to the Borrower’s status of Credit, Cash flow, Guarantees etc. The adjustment will not be approved by the Borrower, and there is no need to provide the explanation to the Borrower. It should have its effect once the decision made by the Lender.

1.5	The notice of the adjustment of max amount will delivered to the Borrower by the ways agreed in this agreement by the Lender. Please note that the Lender has no legal obligation for the delivery. If there is any reason that resulted the Borrower has not received the notice on time, or does not receive the notice, then there is no effect on the adjustment of the max amount and the Lender has no any legal responsibility for this.
1.6	During the period of the agreement, the detail currency, amount, time, interest rate and method of repayment should base on the related due bills (including the electronic bank, the due bills of electronic bank), the Borrower has no objection. The due bills are the integral components of this agreement.
1.7	If the max amount of loan is decreased, which lead to the unliquidated debt is above the max amount, then the Borrower’s debt should as the same as the amount that un-repaid by the Borrower.

Conditions of Loan

2.1 The period for the Borrower to fulfill obligation should be decided by each specified transaction separately which agreed by two parties.

2.2 The interest should calculate from the date which the money has been transferred into the appointed bank account. Rate per month= rate per year/12, rate per day = rate per year/360.

2.3 During the period of this agreement, the interest rate of each loan should base on the rate the Lender provides. The lender has the rights to adjust the interest rate according to it’s actual business situations and there is no need to notice the borrower in advance.

Before the loan provided, if the adjustment of loan interest rate of The People's Bank of China is apply to the loan under this agreement, then should adjust the same interest rate of this agreement and use the new interest rate; but for the loan which has provided, the interest rate should base on the due bills and should adjust as following:

The time period of loan is less than one year, the loan interest rate should adjust with method (1)

(1)	Go on carrying out the original interest rate of related due bills , no sectional interest accrual

2.4 The settlement of interests under this agreement should be by quarter, the interest settlement date should be the 20th of last month of each quarter. Payment date shall be the next day to the interest settlement date and all the interest should be paid to the Lender with principal when the term of the loan.

2.5 Drawdown

Except the whole or the part which the Lender gives up, the borrower should meet blow requirements or else the Lender has the rights to reject the drawdown application

2.5.1 The Borrower is legally existing, and takes the promise made in this agreement

2.5.2 Both of the agreement and the guarantee agreement are in effect

2.5.3 The Borrower has fully filled the obligations under this agreement and there is no default event under this agreement

2.5.4 The Borrower has prepared the documents per the Lender’s requirement

2.6 Payment of the loan

The payment of the loan under this agreement is set in two ways : one is the Lender entrusted payment and the other is Borrower payment.

Lender entrusted payment means the Lender according to the Borrower’s drawdown application, provide the money to the transaction party based through the Borrower’s account

Borrower payment means the Borrower receives the loan in it’s bank account and then pay the money to the transaction party

2.6.1 The Borrower agrees that the Lender can decide the loan payment method according to documents provided by the Borrower and related law

2.6.2 The borrower agrees that under the Lender entrusted payment situation, the Lender provides the loan into the borrower’s account and transfers the money to transaction party through the Borrower’s account

When the loan is on the Borrower’s account, the Borrower can not withdraw these payments and during this period, if the payment has the compulsive measures but not limited to freeze, deduct etc, then the borrower should take the responsibility for that and also afford the repayment obligation

2.6.3 Whether the Lender entrusted payment or the Borrower payment , it should be regarded as the successful drawdown once the payment is into the borrower’s named account. After that, the Borrower should take the repayment obligation under this agreement

2.6.4 If use the lender entrusted payment, the borrower should prepare the business contract related to the loan usage per lender’s requirement. The lender checks and agrees to do the money lending obligation. Or else the lender has the rights to refuse. If use the borrower payment, the borrower should report the loan usage after money lending three month and also needs to provide the use record and document. Borrower also needs to prepare the related account information, payment document for lender’s checking or the lender has the rights which defined in the term 3.3 under this agreement

2.6.5 If Borrower payment is applicable, the lender agrees the borrower to go to the lender’s counter or the Web bank, or the other methods which the lender agrees to do the drawdown process. The borrower agrees to draw the loan according to the lender’s requirement.

2.7 Capital collecting account

The borrower should set the special capital collecting account, which number is 70010122001528535 in the lender’s bank and provide the account status to the lender. The lender has the rights to get the loan back in advance per the capital collecting status of the Borrower

2.8 Repayment account

The borrower should set the special repayment account, which number is 70010122001528535 in the lender’s bank and pay enough principal and interest in this account and authorize the lender to deduct in the account; if there is any unpaid principal and interest of borrower, then he should pay into the account on time and authorize the lender can deduct the money at anytime. If the interest rate is adjusted by the people's Bank of China, the borrower should pay the enough money into the account or the Borrower will afford all the consequences, which has no relationship with lender. If the repayment account has the loss report, freezes, settle up or the borrower needs to change the repayment account, the borrower should do the account change procedure. If there is no enough money before the changing account, the borrower should go to the counter. If the borrower can not do the modification of account or pay all the loan off on time, then the borrower should take the responsibility of default.

2.9 Annual fees

2.9.1 The annual fee is collect by year. The first collect date is the effective date of the max amount loan or the adjustment date. The later collect date shall be the match date of the first collect date .Whatever reason, which lead the loan period is less than one year ,the paid annual fee will not return by the Lender.

2.9.2 The borrower authorizes the lender to deduct the annual fee in the opened account of the Borrower.

Rights and obligations of Lender

3.1 the lender has the rights to recovery the loan principal and interest in advance according to this agreement or related due bills

3.2 the lender has the rights to know borrower’s operation status, financial affairs, storage and the usage status of loan ,and also has the rights to check ,print ,record or use these basis information and report through credit investigation system or the other system

3.3 if there is any event as following ,the Lender has the rights to announce all the credit acceleration of maturity ,including but not limited to loan ,cash ,bank acceptance etc. and also has the rights to (1) reduce or cancel the max loan amount in the agreement (2) terminate all the related contract ,agreement including but not limited to this agreement (3) stop providing the new loan and announce to recovery all the loan principal and interest in advance (4) deduct all the loan principal and interest from the borrower’s account(5) need borrower’s supplement for guarantee (6) bring a suit before a people's court.(7) other Asset keeping measures. And meanwhile all the branches of bank of Ningbo also have the rights above.

(1)	There is production halts, production breaking , dissolution, cancellation of registration, declare bankruptcy, business license revoked
(2)	The borrower hides the important affair or provide the false document ,status or provide the false report forms、warrant to the lender
(3)	The borrower can not repay the principal and interest on time
(4)	The borrower use the loan not according to this agreement
(5)	The borrower does not fulfill obligation which set with lender or the third party
(6)	The borrower disposal any asset before repay the money to the lender ,which will has the effect on its ability for repayment
(7)	The credit decreases ,or there is any difficult on the borrower’s operation, cause temporary trouble in financing status
(8)	The borrower does not repay the loan according to the engaged ways
(9)	There is any economic dispute, or seizing assets, etc.
(10)	The borrower is indicted due to break laws and commit crime or the legal person is keep in custody , arrested , indicted or condemn
(11)	The borrower does not fulfill any one of obligation under this contract or break any promise during the contract
(12)	guarantee contract lose effectiveness or the guarantee ability decrease
(13)	The guarantee person breaks the promise
(14)	Besides above, another issues which has the bad effect to the repayment of the borrower.

The lender has the rights to determine above situations independently.

3.4 During the process of repay loan, the lender has the rights to do below followings (1) change the Borrower payment into entrusted payment (2) stop to provide the loan and payment (3) discuss the supplemental loan and payment conditions with the borrower

(1)	The credit of borrower has decreased
(2)	The profit ability of borrower’s business is not strong
(3)	There is any strange during the borrower’s usage

3.5 If the borrower can not repay the loan principal and interest, compound interest, default interest and other debt, the lender has the rights to deduct the apply amount from the borrower’s account in the bank of Ningbo. If lender needs to deduct the fixed deposit which doesn’t become due, then lender will take all in advance and calculate per the current interest rate on the taking date. If the lender needs to take part of money, the taken part needs to calculate per the current interest rate on the taking date, and the left part will be calculated per the current interest rate of the opening fixed deposit date. The borrower should afford the interest loss.

3.6 If there is any default of the borrower under this agreement or escape the lender’s inspection or there is any false important undertakings provided by borrower. The lender has the rights to disclose the default information and send the information to the collection Institution or report to the related department. Meanwhile, the lender has the rights to ascertain where the responsibility lies of borrower per the related law and regulations

3.7 The lender has the rights to join the actives of borrower’s, such as financing, assets sales, liquidate and so on

3.8 Borrowers and mortgage person should make the mortgage registration according to the law, property insurance, legal procedures, and the guarantees based on the requirements of lenders, insurance remains in force, the lender has the right to request to become first person requesting insurance, and get a copy of the relevant insurance contracts or insurance document, otherwise the lender has the right to refuse to provide loans under this contract

3.9 The lender has the right to require the borrower loan accounts in a timely manner

3.10 Under the fulfill of the obligation of this agreement and the security contract by the Borrower and Guarantor, the Lender should provide the loan to the Borrower in accordance with this agreement

Borrower commitments

4.1 The Borrower provides the truly, completed, effect material

4.2 Coordinate with the lender for the management of loan repayment and related examination

4.3 The Borrower shall not use the loan in the investment or the other areas that are forbidden by laws and regulation. The Borrower shall not divide the payment into several pieces to avoid the entrusted payment by Lender

4.4 The borrower promises to fulfill the obligation under this agreement

Rights and obligations of borrower

5.1 The borrower has the rights to get and use the loan according to the agreement

5.2 The borrower needs to repay the principal, interest, compound interest, default interest, legal cost, execution fees, lawyer fee, travelling costs and so on, and hereto authorize the Lender has the rights to deduct these expense according to term 3.5 of this agreement, un-revoked

5.3 The borrower should use the loan according to the agreement, no misappropriate and embezzle

5.4 The borrower should provide lender the true and completed financial statement, and the other related information, and the Borrower should cooperate with lender for checking its operation, financial status, storage and the usage of the loan

5.5 if the borrower has the leasing, shareholding reform, joint operation, merge, joint venture, asset transfer, suspend business to bring up to standard, bankrupt which has the effect on the loan relationship of the lender . The borrower should notice the lender in written before these above activity in 30 days advance and practicable its loan obligations. If there is no agreement of lender, the borrower can not take above activity.

5.6 if there is any affair which does have the big effect on the lender’s activity, the borrower should notice the lender in written in 3 days and practicable the repayment

5.7 if there is any guarantee of borrower for the third party, which may has the effect on the repayment ability of borrower ,then borrower should notice the lender in written and get the approval of lender

5.8 The borrower cannot transfer financial resources, Low-cost disposal, Donating assets or share transfer which will evade lender’s debts or weaken its repay ability

5.9 If there is any changing for borrower’s name, legal representative , legal address, operation area, contact address, contact number , then the borrower should give the written notice with other certificate to the lender in 5 days or the borrower should take the responsibility for all the consequence.

5.10 if there is any stop production, ; cancellation of registration, bankrupt and other situation for the guarantor under this contract ,which lead to weaken the part or all the guarantee ability , or there is any reducing for the mortgage , the borrower should provide the other guarantee to the lender in 10 days

5.11 The borrower has the obligation to cooperate the account checking with the lender

5.12 the borrower should afford the related lawyer fee , insurance fee, transport fee , register fee, evaluation fee , guarantee fee and other fee under this contract

5.13 The borrower should sign and return back these Collection letters from lender through post at once or send the receipt to lender in 3 days

Guarantee

The guarantee contract under this agreement is signed by lender and the guarantor, the NO. is 270018920120019 and 070010920120020

Breach of the agreement

7.1 After the agreement takes into effect, both parties should take its Obligations and commitments, if there is any liability for breach of contract by any party, then the party should undertake the corresponding responsibility and make compensation for the other party

7.2 If there is any breach of contract for lender, which leads to the loss of borrower, then the lender should make compensation for the borrower . The compensation area should be direct losses, not include indirect losses and expected loss

7.3 If the loans is due (including the in advance ), the borrower can not repay the principal and interest, then from the overdue date , the lender will charge the borrower the day interest rate and 50% floating up of the day interest rate for the default interest per the actual days

7.4 If the borrower use the loan but not according the description in the agreement, the lender has the rights to charge the borrower the day interest rate and 80% floating up of the day interest rate for the default interest per the actual days

7.5 The lender has the rights to charge the borrower with compound interest if the borrower does not pay the interest on time. In the loan period, the lender will calculate compound interest in appointed interest rate ; if the loan is due or the borrower uses the loan but not according the description in the agreement, then the lender will calculate the compound interest in the default interest rate

7.6 If the loan interest rate needs to adjust, the overdue interest rate and compound interest will adjust itself according to the term 7.3, 7.4 under this agreement.

7.7 If the borrower hides the important fact or provide the false information ,situation on purpose, the lender has the rights to charge the borrower the 10% liquidated damages of the max loan credit

7.8 The borrower should undertake the fee which the lender fulfill its creditor's rights,including but not limited to legal cost , arbitration fees, execution fees ,lawyer fee, travelling cost and other fee

7.9 If the borrower breaches this agreement or the guarantor breach its obligation , the borrower should undertake above obligation. And the lender has the rights to define that all the credit are due in advance and has the rights to do all the measures in the term 3.3

Effective, changing, transfer, terminate and discharge of the contract

8.1 The agreement takes effect from here under signing, and term on the date that all the credit from the lender has been repaid, and the term 1.2 has been met.

8.3 If the borrower break any term of this agreement, the lender has the rights to recovery the principal and interest and get the compensation from the borrower , it also has the rights to terminate this agreement .

8.4 If there is any need for the lender to terminate the agreement, the lender has the rights to terminate the contract from one-sided and no need to get the agreement of borrower. If the decision make then the contract will lose effective

8.5 The lender could notice the decision of release this agreement to the Borrower through any contact way defined in this agreement, but it is not the lender’s obligation. If there is any situation for the notice cannot arrive on time or the notice does not arrive, then it do not affect the terminating this agreement , and the lender does not need to undertake any legal liability

8.6 After the agreement takes effect, any party can not take the liberty to change or terminate the contract except the terms which has been. If there is any need for changing and terminating of the contract, it should come into a written agreement after negotiation. Before the written agreement, the terms of the contract are still effective

8.7 If the agreement is ineffective, terminate, for the loan that happened before, both parties’ should also fulfill the corresponding obligation to each other

8.8 It is no need for the lender to get the agreement of the borrower to transfer the rights of the agreement to the third party. The transfer notice can be in written or in the public notice

8.9 The borrower can not transfer its obligation under this agreement to a third party without the agreement of lender.

Settlement of Disputes

9.1 If there is any disputes of this agreement , both parties can have the negotiation, if failed , then they can bring a suit in a people's court where is the local of contract signing

9.2 During the period of negotiation and sue, these terms which has no disputes should still keep effect and both parties should fulfill obligation. Any party can not take the excuse of there is a dispute and not to fulfill its obligation

Other items

10.1 if there is any invalid or any cancel of the terms under this agreement, which will not have the effect on the other terms, then the other terms still keep effective

10.2 the lender sends the notice to the address as below is deemed as the borrower get the notice in 3 days unless the borrower notice lender the changing of its address

Borrower contact phone : 20281866 fax 20282378

Contact address Building #26, No.1388 Zhangdong Road

10.3 The headline of this contract is only for reference, and not consist the part of this contract. Any terms of this contract can not have its meanings from the headline.

10.4 If any party requires the notarization, then it needs both parties to ask for the notarization together and clear the effect of compulsory execution. Borrower affords the notarial charge. If the borrower does not undertake its obligation of this agreement, the lender has the rights to ask the people’s court to carry out.

10.5 If there is any changing of law ,rules and policy ,which leads the contract can not completely fulfilled , the lender does not need to take the responsibility

10.6 Any unaccomplished matter should do with laws, provision of People's Bank of China, China Banking Regulatory Commission

11 This agreement is in 3 duplicate, each one has the same legal validity

12 This agreement, the supplemental, the application, the certificate and so on consist the completeness of this agreement . Above part which can be the paper, Electronic Methods or the other method which lender approved to set out

13. Statement and notice

The lender has reminded borrowers to pay fully understanding to all the statements , especially the bold letters and also made the necessary explanation to the borrower. Both parties have the fully understanding to the meaning and the legal consequence of the terms in this contract

Meanwhile the borrower claims that he has made the special attention to the disadvantageous terms and accepts that.

Signature page

Lender (seal): Bank of Ningbo ,Shanghai branch

Person-in-charge/authorized representative:           Shi Daoming

Borrower (seal):_Shanghai Hailu Kunlun Hi-tech engineering Co.,Ltd

Legal representative/authorized representative: Wu Qinghuan

Date:            2012-1-09